Exhibit 10.1

Share Exchange Acquisition Agreement

This Share Swap and Merger Agreement (this “Agreement”) is entered into by and between the following parties on [Date of Execution]:

Part I: Parties

Party A: NWTN Inc., a company duly incorporated and validly existing under the laws of [jurisdiction], with its registered address at [3-212 Governors Square, 23 Lime Tree Bay Avenue, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands] (hereinafter referred to as “Party A”).

Party B: Astra Mobility Meta (Cayman) Limited, a company duly incorporated and validly existing under the laws of [Cayman], with its registered address at [address] (hereinafter referred to as “Party B”).

Party A and Party B, on the basis of equality, voluntariness, and mutual consultation, have reached the following agreement regarding Party A’s acquisition of Party B by way of share swap:

Part II: Transaction Overview

Article 1 Transaction Structure

1.1 Party A agrees to acquire all the equity interests of Party B by issuing ordinary shares of Party A.

1.2 The valuation of Party B is USD 15,000,000, with Party A’s consideration set at USD 1 per share.

1.3 Based on the valuation of Party B, Party A shall issue an aggregate of 15,000,000 ordinary shares to the shareholders of Party B in exchange for 100% equity interest in Party B.

1.4 Upon submission of the valuation report by Party B, Party A shall formally issue the additional shares to Party B.

Article 2 Closing Terms

2.1 Upon completion of the transaction, Party B shall become a wholly-owned subsidiary of Party A.

2.2 The current management team of Party B may continue to perform their duties after the transaction is completed, with specific arrangements to be further negotiated.

2.3 The ownership of Party B shall be officially transferred upon completion of the share swap and registration with the relevant legal authorities.

Part III: Rights and Obligations

Article 3 Representations and Warranties

3.1 Party A hereby represents and warrants that:

(a) Party A is a duly incorporated and validly existing company with the capacity to perform this Agreement;

(b) The ordinary shares to be issued by Party A are free from any encumbrances and are lawfully transferable.

3.2 Party B hereby represents and warrants that:

(a) Party B is a duly incorporated and validly existing company, possessing full ownership of its assets, intellectual property, and business licenses;

(b) The financial data provided by Party B is true, accurate, and contains no material omissions or misleading statements.

Article 4 Patent Registration and Non-Compete Undertaking

4.1 Party B undertakes to submit an intellectual property list within one (1) week of the execution of this Agreement, and to complete the registration applications for the relevant technology patents within six (6) months, providing documentary proof of such registrations.

4.2 If Party B fails to complete patent registration within the above timeframe, Party A shall be entitled to adopt the following remedial measures:

(a) Extend the patent registration period, provided that Party B offers a reasonable explanation and remedial plan;

(b) Require that the principal shareholders and management personnel of Party B, if leaving Astra, agree not to engage in work within the relevant field;

(c) Adjust the terms of this Agreement as appropriate, including but not limited to partial share repurchase or adjustment of transaction consideration.

Part IV: Legal Compliance and Liabilities

Article 5 Closing and Legal Compliance

5.1 Completion of the transaction shall comply with all applicable laws and regulations, including but not limited to securities trading regulations and antitrust regulations.

5.2 Following closing, both parties shall cooperate to complete the filing procedures required by the relevant governmental and regulatory authorities.

Article 6 Liability for Breach

6.1 Any party in breach of this Agreement shall bear the corresponding legal liability to the non-breaching party and compensate for any losses thereby incurred.

6.2 If Party B fails to fulfill its patent registration commitments, Party A shall be entitled to require Party B to bear the corresponding liability for breach, and may adopt remedial measures in accordance with Article 4.

Part V: Dispute Resolution

Article 7 Governing Law and Dispute Resolution

7.1 This Agreement shall be governed by the laws of the Cayman Islands.

7.2 In the event of any dispute arising out of this Agreement, the Parties shall first attempt to resolve such dispute through friendly consultation. If consultation fails, either Party may submit the dispute to arbitration before the competent arbitration institution. The arbitral award shall be final and binding upon both Parties.

Part VI: Miscellaneous

Article 8 Miscellaneous Provisions

8.1 This Agreement shall become effective as of the date of execution.

8.2 Matters not covered herein may be separately supplemented by an additional agreement executed by the Parties, and any such supplemental agreement shall have the same legal effect as this Agreement.

8.3 This Agreement is executed in two (2) counterparts, with each Party holding one (1) copy, and both copies shall have the same legal effect.

Party A: NWTN Inc.

Authorized Representative (Signature): [Corporate seal affixed herewith]

Date: 02.28.2025

Party B: Astra Mobility Meta (Cayman) Limited

Authorized Representative (Signature):	/s/ Lei Zhao

Date: 02.28.2025

3